Exhibit 32

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Alabama Aircraft Industries, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(a) the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 19, 2007

/s/ Ronald A. Aramini
Ronald A. Aramini
President and Chief Executive Officer

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Alabama Aircraft Industries, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(a) the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 19, 2007

/s/ Randall C. Shealy
Randall C. Shealy
Senior Vice President and Chief Financial Officer